EXHIBIT 99.1

DATAWATCH REPORTS FISCAL FOURTH QUARTER 2012 RESULTS, ANNOUNCES NEW BRAND AND POSITIONING TO SUPPORT GROWTH IN FISCAL 2013

 Full Year Revenue Up 45% and License Revenue Rises 70% as Company Closes Out a Successful Fiscal Year 2012

Chelmsford, Mass.—November 27, 2012—Datawatch Corporation (NASDAQ-CM: DWCH), the leading global provider of information optimization solutions, today announced that total revenue for its fourth quarter ended September 30, 2012 was $6.02 million, an increase of 24% from revenue of $4.84 million in the fourth quarter a year ago.  License revenue for the fourth quarter of fiscal 2012 was $3.62 million, a 29% increase over the $2.80 million recorded in the comparable quarter a year ago.  Net loss for the fourth quarter of fiscal 2012 was $277,000, or ($0.04) per diluted share, compared to net income of $201,000, or $0.03 per diluted share, for the year ago period.  Datawatch continues to engage in larger enterprise opportunities and in the fourth quarter of fiscal 2012 closed another seven-figure license transaction with a worldwide information technology company.  Due to the structure of the transaction, the license revenue associated with this deal was not recognized in the fourth quarter of 2012, but instead will be recognized ratably over the 12 months of fiscal year 2013.  The increase in deferred revenue on Datawatch’s balance sheet as of September 30, 2012 is largely related to this significant transaction.

Total revenue for fiscal year 2012 was $26.01 million, a 45% increase from revenue of $17.89 million in fiscal year 2011.  License revenue for 2012 was $16.80 million, a 70% increase compared to $9.86 million in 2011.  Net income for 2012 was $1,034,000 or $0.15 per diluted share, as compared to net income of $132,000 or $0.02 per diluted share, for 2011.  Excluding the effects of the non-cash amortization associated with the acquisition of the intellectual property underlying the Monarch software in March 2012, as well as non-cash stock compensation costs and severance expenses, the Company’s non–GAAP net income for the fourth quarter of 2012 was $526,000, or $0.08 per diluted share, as compared to non-GAAP net income of $319,000, or $0.05 per diluted share, for the fourth quarter of 2011.  The Company’s non-GAAP net income for fiscal year 2012 was $3,019,000, or $0.45 per diluted share, as compared to non-GAAP net income of $1,037,000, or $0.17 per diluted share, for fiscal year 2011.

“Datawatch closed a very productive fiscal 2012 and is entering fiscal 2013 with strong momentum.  With increased sales capacity, key additions to the executive management team and a new and powerful cloud-based complement to our award-winning technology portfolio, we are better positioned than ever to capture the growing demand among companies of all sizes for information optimization solutions,” said Michael A. Morrison, president and CEO of Datawatch.  “Datawatch is setting new standards for reporting and analytics, especially in the area of Big Data applications where harnessing a greater variety of data is as important as the volume and velocity of data in understanding the complete 360 degree view of the business.  We continue to benefit from these Big Data market dynamics that increasingly recognize the analytic value of all types of information - structured, semi-structured and unstructured – and that this information often comes from both inside and outside an organization.  Our newly revitalized messaging and branding are already enhancing our market awareness and providing us with access to new opportunities arising from these market dynamics.  We expect that our focus on expanding global alliances, selling domain-specific applications of our information optimization solutions and increased efforts to promote brand awareness with industry analysts and financial analysts will all serve to build our momentum and drive accelerated performance for Datawatch in fiscal 2013.”

Fourth Quarter Business Highlights

•
Datawatch entered into an agreement with Unisys Belgium to extend Datawatch’s information optimization solutions in support of an outsourcing arrangement between Unisys Belgium and one of Belgium’s largest banking and insurance companies.  The Datawatch solution is being used to archive, manage, share and retrieve hundreds of millions of documents and Big Data artifacts for use by employees throughout the organization.

•
Datawatch entered into new business partnerships in Japan, Korea, Thailand and the Philippines with several premier resellers and implementation partners, including Xlsoft, Synetcom, Brainchild, WorkCentric and Tricor that greatly expand Datawatch’s channels in the Asia Pacific region.  Datawatch also added automotive leader Audi Japan as a customer to deliver a key performance indicator dashboard application to senior management and stakeholders throughout Japan.

•
Datawatch announced the appointment of three new executives to drive company growth and enhance market visibility:  Ben Plummer, Chief Marketing Officer and Senior Vice President of Strategic Alliances; Jon Pilkington, Vice President of Products; and Mike Carroll, Vice President of Worldwide Sales Support.

•
Datawatch launched its new Information Optimization messaging focused on the company’s ability to provide data variety to Big Data, business intelligence and business process improvement applications and introduced new branding to support this messaging through the launch of a newly designed website, updated sales materials, improved product positioning and redesigned collateral.

Fourth Quarter Financial Highlights

•
Cash and short-term investments were $8.72 million at September 30, 2012, up 11% from $7.84 million at June 30, 2012 and up 4% from $8.38 million a year ago.  In Q2 of FY12, the company used $3.04 million in cash to partially fund the purchase of the Monarch intellectual property.

•	Gross margin for the fourth quarter of 2012 was 82.8%, compared to 83.6% for the third quarter of 2012.
•	Days sales outstanding were 70 days at September 30, 2012, compared to 65 days at June 30, 2012 and 59 days at September 30, 2011.
•
Deferred revenue was $6.30 million as of September 30, 2012, a 65% increase over deferred revenue of $3.82 million as of September 30, 2011, with the increase in large part reflecting the seven-figure license transaction signed in the fourth quarter of 2012 that will be recognized ratably over the course of fiscal year 2013.

“During our fiscal fourth quarter, we generated approximately $1.5 million in cash, and we used a portion of that cash to pay down $600,000 of our $1.5 million working capital loan with Silicon Valley Bank.  We continue to invest in the growth of our business in a disciplined manner, and this has positioned us to enter fiscal 2013 with a strong foundation upon which to further build out our product platform and sales organization in order to achieve our 2013 objectives,” stated Mr. Morrison.

Investor Conference Call and Webcast

The senior management of Datawatch will host a conference call and webcast to discuss the fourth quarter results this afternoon, Tuesday, November 27, 2012 at 4:30 pm ET.  To access the call, please dial 1-877-407-0782.  Internationally, the call may be accessed by dialing 1-201-689-8567. The conference call will be broadcast live on the Internet at: http://www.investorcalendar.com/IC/CEPage.asp?ID=169892.  It is recommended that listeners register to participate and download any necessary audio software from the website 15 minutes prior to the scheduled call. The webcast will be available as a replay starting one hour after the call is completed at the same location.

ABOUT DATAWATCH CORPORATION
Datawatch Corporation (NASDAQ-CM: DWCH) is a leader in providing information optimization products and solutions that allow organizations to deliver the greatest data variety possible into their big data and analytic applications.  Datawatch provides organizations the ability to integrate structured, unstructured, and semi-structured sources like reports, PDF files, and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch’s products and services, including 99 of the Fortune 100, and businesses of every type can benefit from the power and flexibility of Datawatch’s industry leading solutions. Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the continuing weak global economy; risks associated with fluctuations in quarterly operating results due, among other factors, to the size and timing of large customer orders; the volatility of Datawatch’s stock price; limitations on the effectiveness of internal controls; rapid technological change; Datawatch’s dependence on the introduction of new products and possible delays in those introductions; competition in the software industry generally, and in the markets for information optimization in particular; Datawatch's dependence on its principal products, proprietary software technology and software licensed from third parties; risks associated with international sales; risks associated with indirect distribution channels; the adequacy of Datawatch’s sales returns reserve; risks associated with a subscription sales model; risks associated with acquisitions, including the recent acquisition of intellectual property from Math Strategies; Datawatch’s dependence on its ability to hire and retain skilled personnel; disruption or failure of Datawatch’s technology systems that may result from a natural disaster, cyber-attack or other catastrophic event; and uncertainty and additional costs that may result from evolving regulation of corporate governance and public disclosure. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2011 and Form 10-Q for the quarters ended December 31, 2011, March 31, 2012 and June 30, 2012.   Any forward-looking statements should be considered in light of those factors.

# # #

Investor Contact:
Datawatch Investor Relations
investor@datawatch.com
Phone: (978) 441-2200 ext. 8323

Media Contact:
Kellee McGolpin
Datawatch Corporation
Kellee_McGolpin@datawatch.com
Phone: (978) 441-2200 ext. 8238
Twitter: @datawatch

© 2012 Datawatch Corporation. Datawatch, Monarch and their respective logos are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and make operating decisions. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments to the valuation allowance:

Amortization of purchased software: We have excluded the effect of amortization of the Monarch software and related intellectual property that we acquired from Math Strategies on March 30, 2012 from our non-GAAP operating expenses and net income measures.  Amortization of this purchased software resulted from a material transaction that is not likely to occur in the foreseeable future.  Investors should note that the use of the purchased software will contribute to future period revenues.  Amortization of the purchased software will recur in future periods.

Share-based compensation expenses: We have excluded the effect of share-based compensation expenses from our non-GAAP operating expenses and net income measures. Although share-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding share-based compensation expenses. Share-based compensation expenses will recur in future periods.

Restructuring: We incurred significant expenses with the restructuring of our sales and marketing operations in fiscal 2011 and other restructuring actions taken in fiscal 2012, principally related to selected headcount reductions. We believe it is useful for investors to understand the effects of these items on our total operating expenses and net income.

 DATAWATCH CORPORATION
 Condensed Consolidated Statements of Operations
 Amounts in Thousands (except per share data)
 (Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

REVENUE:
Software licenses	$3,618	$2,795	$16,800	$9,858
Maintenance	2,219	1,649	7,902	6,219
Professional services	178	394	1,304	1,808
Total revenue	6,015	4,838	26,006	17,885

COSTS AND EXPENSES:
Cost of software licenses	526	576	2,270	2,237
Cost of maintenance and services	511	595	2,530	2,537
Sales and marketing	3,222	2,049	12,263	6,268
Engineering and product development	742	619	2,790	2,502
General and administrative	1,141	838	4,610	4,274
Total costs and expenses	6,142	4,677	24,463	17,818

INCOME (LOSS) FROM OPERATIONS	(127)	161	1,543	67
Other income (expense)	(174)	42	(459)	100

INCOME (LOSS) BEFORE INCOME TAXES	(301)	203	1,084	167
Income tax provision (benefit)	(24)	2	50	35

NET INCOME (LOSS)	$(277)	$201	$1,034	$132

Net Income (loss) per share - Basic	$(0.04)	$0.03	$0.17	$0.02

Net Income (loss) per share - Diluted	$(0.04)	$0.03	$0.15	$0.02

Weighted Average Shares Outstanding - Basic	6,334	6,161	6,252	6,039

Weighted Average Shares Outstanding - Diluted	6,334	6,341	6,730	6,235

Non-GAAP Disclosure - Reconciliation of GAAP Net Income to Net Income Excluding the Effects of Certain Items:

Net Income	$(277)	$201	$1,034	$132

Add-back Amortization of Monarch IP	431	—	871	-
Add-back Share-Based Compensation	319	118	879	264
Add-back Restructuring Severance Charges	53	—	235	641

Net income (non-GAAP)	$526	$319	$3,019	$1,037

Non-GAAP net income per share - Basic	$0.08	$0.05	$0.48	$0.17

Non-GAAP net income per share - Diluted	$0.08	$0.05	$0.45	$0.17

Weighted Average Shares Outstanding - Basic	6,334	6,161	6,252	6,039

Weighted Average Shares Outstanding - Diluted	6,858	6,341	6,730	6,235

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands
(Unaudited)

	September 30,	September 30,
	2012	2011

Cash and cash equivalents	$8,722	$8,384
Accounts receivable, net	4,391	2,966
Prepaid expenses and other current assets	591	577
Total current assets	13,704	11,927

Property and equipment, net	281	270
Intangible and other assets, net	8,820	937

	$22,805	$13,134

Current portion of long-term debt	$900	$—
Accounts payable and accrued expenses	2,468	2,681
Deferred revenue - current portion	6,295	3,823
Total current liabilities	9,663	6,504

Note payable	2,983	—
Other long-term liabilities	466	288
Total long-term liabilities	3,449	288

Total shareholders' equity	9,693	6,342

	$22,805	$13,134